                                                                Exhibit 2.k.(iv)




================================================================================




                              COLLATERAL AGREEMENT


                                      Among

                                   NYLIFE LLC
                                   As Pledgor,



                            THE CHASE MANHATTAN BANK,
                               As Collateral Agent


                                       and



                EXPRESS SCRIPTS AUTOMATIC EXCHANGE SECURITY TRUST


                          ----------------------------


                         Dated as of November   , 2000


                          -----------------------------



================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

Section 1.1.  Defined Terms...........................................................1
Section 1.2.  Interpretation..........................................................7

                                   ARTICLE II

                             THE SECURITY INTERESTS

Section 2.1.  Grant of Security Interests.............................................7

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1.  Representations and Warranties of Pledgor...............................9
Section 3.2.  Representations and Warranties of the Collateral Agent..................9

                                   ARTICLE IV

                          CERTAIN COVENANTS OF PLEDGOR

Section 4.1.  Certain Covenants of Pledgor...........................................10

                                    ARTICLE V

                      ADMINISTRATION OF THE COLLATERAL AND
                           VALUATION OF THE SECURITIES

Section 5.1.  Valuation of Collateral................................................11
Section 5.2.  Substitution of Collateral.............................................11
Section 5.3.  Additional Collateral..................................................12
Section 5.4.  Delivery of Collateral.................................................13
Section 5.5.  Insufficiency Determination............................................14
Section 5.6.  Release of Excess Collateral...........................................15
Section 5.7.  Delivery of Contract Consideration.....................................15
Section 5.8.  Investment of Cash Collateral..........................................16

                                   ARTICLE VI

                     INCOME AND VOTING RIGHTS ON COLLATERAL

Section 6.1.  Income on Collateral...................................................16
Section 6.2.  Voting of Collateral...................................................16

                                   ARTICLE VII

                         REMEDIES UPON EVENTS OF DEFAULT

Section 7.1.  Rights of Secured Party................................................17
Section 7.2.  Power of Attorney......................................................18
Section 7.3.  Application of Collateral and Proceeds.................................18

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

Section 8.1.  Conditions to Duties of the Collateral Agent...........................19
Section 8.2.  Merger.................................................................21
Section 8.3.  Resignation............................................................21
Section 8.4.  Removal................................................................22
Section 8.5.  Effectiveness of Resignation or Removal................................22
Section 8.6.  Appointment of Successor...............................................22
Section 8.7.  Acceptance by Successor................................................22
Section 8.8.  Compensation...........................................................23
Section 8.9.  Indemnification........................................................23

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1.  Termination............................................................23
Section 9.2.  No Assumption of Liability.............................................24
Section 9.3.  Notices................................................................24
Section 9.4.  Governing Law; Severability............................................24
Section 9.5.  Entire Agreement.......................................................24
Section 9.6.  Amendments; Waivers....................................................25
Section 9.7.  Non-Assignability......................................................25
Section 9.8.  No Third Party Rights; Successors and Assigns..........................25
Section 9.9.  Counterparts...........................................................25

EXHIBITS

Exhibit A - Notice of Pledge Value
Exhibit B - Certificate for Substituted Collateral
Exhibit C - Certificate for Additional Collateral

                              COLLATERAL AGREEMENT

        COLLATERAL AGREEMENT, dated as of November ____, 2000, among NYLIFE LLC, a limited liability company organized under the laws of the State of Delaware ("Pledgor"), The Chase Manhattan Bank, a New York banking corporation, as collateral agent hereunder for the benefit of Express Scripts Automatic Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of November __ , 2000 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as "Purchaser"), and Purchaser.

                              W I T N E S S E T H:

        WHEREAS, pursuant to the Purchase Agreement, dated as of November __ , 2000 (the "Contract"), between Pledgor and Purchaser, Pledgor has agreed to sell and Purchaser has agreed to purchase shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Express Scripts, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions of the Contract;

        NOW, THEREFORE, to secure the performance by Pledgor of its obligations under the Contract and to secure the observance and performance of the covenants and agreements contained in this Agreement and in the Contract, the parties, intending to be bound, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

        Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

              "Accelerated Portion" has the meaning specified in the Contract.

              "Additional Purchase Price" has the meaning specified in the Contract.

              "Additional Share Base Amount" has the meaning specified in the Contract.

              "Agreement" means this Collateral Agreement.

              "Authorized Representative" of Pledgor means any trustee or other representative as to whom Pledgor shall have delivered notice to the Collateral

        Agent that such trustee or other representative is authorized to act hereunder on behalf of Pledgor.

              "Cash Delivery Obligations" means, at any time (A) if no Reorganization Event shall have occurred prior to such time, zero, and
        (B) from and after any Reorganization Event, the Dilution Adjustment (or successive Dilution Adjustments) that shall have been applied to the Exchange Rate pursuant to Section 6.1 of the Contract at or prior to the Reorganization Event, times the product of: (i) the Firm Share Base Amount plus the Additional Share Base Amount (if any) and (ii) the Transaction Value (as defined in the Contract) of any Merger Consideration other than Marketable Securities delivered in the related Reorganization Event, provided that if the Reorganization Event is a Cash Merger, the Cash Delivery Obligations shall again be zero after Pledgor has delivered the Accelerated Portion to the Purchaser as required under the Purchase Agreement.

              "Cash Merger" has the meaning specified in the Contract.

              "Class A Common Stock" has the meaning specified in the recitals to this Agreement.

              "Closing Price" has the meaning specified in the Contract.

              "Collateral" has the meaning specified in Section 2.1(a).

              "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent under this Agreement, or its successor in such capacity appointed in accordance with Section 8.5.

              "Collateral Event of Default" means, at any time, the occurrence of any of the following: (A) if no U.S. Government Securities shall be pledged as substitute Collateral at such time, failure of the aggregate Market Value of the Collateral to equal or exceed the Pledge Value Requirement; (B) if any U.S. Government Securities shall be pledged as substitute Collateral at such time, failure of the Market Value of any U.S. Government Securities pledged at such time (not including any U.S. Government Securities pledged in respect of Cash Delivery Obligations at such time) to have an aggregate Market Value of at least 105% of the Market Value of a number of shares of Class A Common Stock and, from and after any Spin-Off Distribution, of the Marketable Securities distributed in such Spin-Off Distribution (or, from and after any Reorganization Event, the Marketable Securities distributed in such Reorganization Event in lieu of such shares of Class A Common Stock or Marketable Securities) equal in each case to (x) the Maximum Deliverable Number of such securities minus (y) the number of such securities pledged as Collateral hereunder at such time; or (C) from and after any Reorganization Event in which consideration other than Marketable Securities shall have been delivered, failure of the U.S. Government Securities pledged in respect of Cash Delivery Obligations to have an aggregate Market Value at least equal to 105% of the Cash Delivery Obligations at such time, if, in the case of a failure described in this clause (C), such failure shall continue to be in effect at 4:00 p.m., New York City time, on the next Business Day following the day on which telephonic notice in respect of such failure shall have been given pursuant to Section 5.5(a).

              "Collateral Requirement" means, as of any date and with respect to: (i) any Class A Common Stock, 100%; (ii) any Marketable Securities, 100%; (iii) any U.S. Government Securities pledged in respect of Cash Delivery Obligations, 105%; and (iv) any other U.S. Government Securities, 150%, provided that upon and after any failure to cure an Insufficiency Determination by 4:00 p.m. New York City time on the next Business Day following telephonic notice of such Insufficiency Determination as described in Section 5.5(b), which insufficiency shall be continuing on such next business day, the Collateral Requirement relating to any U.S. Government Securities shall be 200%. The portion of any pledged U.S. Government Securities that shall be deemed to be pledged in respect of Cash Delivery Obligations at any time shall be a portion having a Market Value equal to 105% of the Cash Delivery Obligations at such time or, if less, the aggregate Market Value of all U.S. Government Securities pledged at such time.

              "Company" has the meaning specified in the recitals to this Agreement.

              "Contract" has the meaning specified in the recitals to this Agreement.

              "Delivery Date" has the meaning specified in Section 7.1.

              "Dilution Adjustment" has the meaning specified in the Contract.

              "Distribution Date" has the meaning specified in the Trust Agreement.

              "Eligible Collateral" means (i) unless and until a Reorganization Event shall occur, Class A Common Stock and, if a Spin-Off Distribution occurs, the Marketable Securities distributed in such Spin-Off Distribution; (ii) U.S. Government Securities, and (iii) from and after any Reorganization Event, the Marketable Securities distributed in such Reorganization Event; provided, in each case, that Pledgor has good and marketable title to such securities, free of all Liens (other than the Liens created by this Agreement) and Transfer Restrictions and that the Collateral Agent has a valid, first priority perfected security interest therein and first lien thereon; and provided further that to the extent the number of shares of Class A Common Stock or Marketable Securities pledged hereunder exceeds at any time the Maximum Deliverable Number of such securities, such excess shares shall not be Eligible Collateral.

              "Event of Default" means the occurrence of: (i) an event described in Section 7.1(a) or (b) of the Contract, (ii) a Collateral Event of Default, (iii) a failure by Pledgor to have caused the Collateral to meet the requirements described in Section 4.1(d) on the Exchange Date, or (iv) if a Reorganization Event shall have occurred prior to the Exchange Date, failure by Pledgor to cause to be delivered to Purchaser on the Exchange Date the consideration then required to be delivered pursuant to Section 6.2 of the Contract.

              "Exchange Date" has the meaning specified in the Contract.

              "Exchange Rate" has the meaning specified in the Contract.

              "Firm Purchase Price" has the meaning specified in the Contract.

              "Firm Share Base Amount" has the meaning specified in the Contract.

              "First Time of Delivery" has the meaning specified in the Contract.

              "Indemnity Agreement" means the Fund Indemnity Agreement, date November ____, 2000 among Seller, The Chase Manhattan Bank and Purchaser.

              "Insufficiency Determination" has the meaning specified in Section 5.5(a).

              "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance or adverse claim of any kind.

              "Marketable Securities" has the meaning specified in the Contract.

              "Market Value" means, as of any date: (a) with respect to any Class A Common Stock (except as otherwise provided in Section 5.5(b)), the Closing Price of the Class A Common Stock on such date multiplied by the number of shares of such Class A Common Stock; (b) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security as published on the Trading Day prior to such date in the New York edition of The Wall Street Journal or The New York Times or the average unit bid price set forth on the applicable page of the Bloomberg system, or, if not so published, (ii) the lower bid price quoted (which quotation shall be evidenced in writing) on the Trading Day prior to such date by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprised of the outstanding principal amount of such security; and (c) with respect to any Marketable Securities, the Closing Price of such Marketable Securities on the Trading Day prior to such date multiplied by the number of shares of such Marketable Securities; provided that the "Market Value" of any Collateral that does not constitute Eligible Collateral shall be zero.

              "Maximum Deliverable Number" means, on any date, (i) with respect to the Class A Common Stock, the product of the Firm Share Base Amount plus the Additional Share Base Amount (if any), multiplied successively by each Dilution Adjustment by which the Exchange Rate shall have been multiplied on or prior to such date pursuant to the Dilution Adjustments provided for under Section 6.1 of the Contract; and (ii) with respect to the Marketable Securities of any class or series, the product of (A) the Firm Share Base Amount plus the Additional Share Base Amount (if any) multiplied by (B) the number of Marketable Securities included in the Merger Consideration in the applicable Reorganization Event or distributed in the applicable Spin-Off Distribution for each share of Class A Common Stock, multiplied successively by (x) each Dilution Adjustment by which the Exchange Rate with respect to the Class A Common Stock shall have been multiplied on or prior to the date of such Reorganization Event or Spin-Off Distribution pursuant to the adjustments provided for under Article VI of the Contract, and (y) each Dilution Adjustment by which the Exchange Rate with respect to such Marketable Securities shall have been multiplied on or prior to such date and after the date of such Reorganization Event or Spin-Off Distribution pursuant to the adjustments provided for under Article VI of the Contract.

              "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Pledge Value" means, as of any date, an amount equal to the sum of the aggregate Market Value of each particular type of Collateral, as of such date, in each case divided by the Collateral Requirement for such type of Collateral.

              "Pledge Value Requirement" means, as of any date, (a) the aggregate Market Value on such date of the Maximum Deliverable Number of shares of Class A Common Stock on such date or, from and after a Reorganization Event, the Maximum Deliverable Number of the Marketable Securities included in the Merger Consideration in such Reorganization Event plus (b) from and after a Reorganization Event, the Cash Delivery Obligations, plus (c) from and after a Spin-Off Distribution, the Market Value on such date of the Maximum Deliverable Number of the Marketable Securities distributed in such Spin-Off Distribution.

              "Pledged Items" means, as of any date, any and all securities, instruments, cash and other property delivered by Pledgor to be held by the Collateral Agent under this Agreement as Collateral, whether or not constituting Eligible Collateral and whether or not then required to be held by the Collateral Agent hereunder.

              "Pledgor" has the meaning specified in the preamble to this Agreement.

              "Prior Collateral" has the meaning specified in Section 5.2(a).

              "Purchaser" has the meaning specified in the preamble to this Agreement.

              "Reorganization Event" has the meaning specified in the Contract.

              "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Agreement.

              "Second Time of Delivery" has the meaning specified in the Contract.

              "Spin-off Distribution" has the meaning specified in the Contract.

              "Trading Day" has the meaning specified in the Contract.

              "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder of such item to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement to deliver any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral, and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law that has not been satisfied; provided, however, that the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction".

              "Trustee" or "Trustees" means any trustee or trustees of Purchaser named in the Trust Agreement, or any successor as such trustee or trustees.

              "UCC" means the Uniform Commercial Code as in effect in the State of New York.

              "U.S. Government Securities" means direct obligations of the United States of America that mature on a date that is one year or less from the date such obligations are pledged hereunder, but in any event prior to the Exchange Date then in effect.

        Section 1.2. Interpretation.

              (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

              (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

              (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

              (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.

                                   ARTICLE II

                             THE SECURITY INTERESTS

        Section 2.1. Grant of Security Interests. Effective upon and subject to the receipt by Pledgor of the Firm Purchase Price at the First Time of Delivery (except as provided in Section 2.1(c)), in order to secure the performance by Pledgor of its obligations under the Contract and to secure the observance and performance of the covenants and agreements contained in this Agreement and in the Contract:

              (a) Security Interests. Pledgor hereby grants, sells, conveys, assigns, transfers and pledges to the Collateral Agent, as agent of and for the benefit of Purchaser, a security interest in and to, and a lien upon and right of set-off against, all of its right, title and interest in, to and under (i) the Pledged Items described in paragraphs (b) and (c); (ii) all additions to and substitutions for such Pledged Items; (iii) all income, products and proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with the Pledged Items; and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items (such Pledged Items, additions, substitutions, income, products and proceeds, collections, powers and rights being collectively called the "Collateral"). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

              (b) First Time of Delivery. Effective upon and subject to receipt by Pledgor of the Firm Purchase Price, at the First Time of Delivery, Pledgor shall either (1) deliver to the Collateral Agent in pledge hereunder one or more certificates representing in the aggregate at least _____ shares of Class A Common Stock, registered in the name of the Collateral Agent or its nominee or duly endorsed in blank or accompanied by undated stock powers duly endorsed in blank, or (2) if such shares of Class A Common Stock are not held in certificated form but are held in book-entry form by The Depository Trust Company or any other comparable depositary, transfer such shares of Class A Common Stock to an account of the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent with The Depository Trust Company or such other depositary, as applicable.

              (c) Second Time of Delivery. Effective upon and subject to the receipt by Pledgor of the Additional Purchase Price at the Second Time of Delivery, Pledgor shall either (1) deliver to the Collateral Agent in pledge hereunder one or more certificates representing in the aggregate at least the Additional Share Base Amount of Class A Common Stock, registered in the name of the Collateral Agent or its nominee or duly endorsed in blank or accompanied by undated stock powers duly endorsed in blank, or (2) if such shares of Class A Common Stock are not held in certificated form but is held in book-entry form by The Depository Trust Company or any other comparable depositary, transfer such shares of Class A Common Stock to an account of the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent with The Depository Trust Company or such other depositary, as applicable.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        Section 3.1. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to the Collateral Agent and Purchaser that:

              (a) No Transfer Restrictions. No Transfer Restrictions exist with respect to or otherwise apply to the pledge or assignment of, or transfer by Pledgor of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms of this Agreement.

              (b) Title to Collateral; Perfected Security Interest. At the First Time of Delivery, Pledgor will have good and marketable title to the Pledged Items, free of all Liens (other than the Lien created by this Agreement) and Transfer Restrictions. Upon delivery of the Pledged Items pursuant to Sections 2.1(b) and (c), the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Pledged Items subject to no other Lien. None of the Collateral is or shall be pledged by Pledgor as collateral for any other purpose.

        Section 3.2. Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to Pledgor and Purchaser that:

              (a) Corporate Existence and Power. The Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement.

              (b) Authorization and Non-Contravention. The execution, delivery and performance by the Collateral Agent of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

              (c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

                                   ARTICLE IV

                          CERTAIN COVENANTS OF PLEDGOR

        Section 4.1. Certain Covenants of Pledgor. Pledgor agrees that, so long as any of its obligations under the Contract remain outstanding:

              (a) Title to Collateral. Pledgor shall at all times hereafter have and maintain good and marketable title to the Collateral pledged by it, free of all Liens (other than the Lien created by this Agreement) and Transfer Restrictions, and, subject to the terms of this Agreement, will at all times hereafter have and maintain good, right and lawful authority to assign, transfer and pledge such Collateral and all such additions to such Collateral and substitutions for such Collateral under this Agreement.

              (b) Pledge Value Requirement. Pledgor shall cause the aggregate Pledge Value of the Collateral to be equal to or greater than the Pledge Value Requirement at all times, and shall pledge additional Collateral in the manner described in Section 5.4 as necessary to cause such requirement to be met.

              (c) Pledge Upon Reorganization Event. Upon the occurrence of a Reorganization Event, Pledgor shall immediately cause to be delivered to the Collateral Agent, in the manner provided in Section 5.4: (i) cash in an amount equal to 100% of Pledgor's Cash Delivery Obligations (or U.S. Government Securities having an aggregate Market Value when pledged and at daily mark-to-market valuations thereafter at least equal to 105% of the Cash Delivery Obligations); and (ii) Marketable Securities in an amount at least equal to the Maximum Deliverable Number of such securities, or, at Pledgor's election, U.S. Government Securities having an aggregate Market Value when pledged and at daily mark-to-market valuations thereafter at least equal to 150% of such Maximum Deliverable Number of Marketable Securities, in each case to be held as substitute Collateral hereunder.

              (d) Pledge Upon Spin-Off Distribution. Upon the occurrence of a Spin-Off Distribution, Pledgor shall immediately cause to be delivered to the Collateral Agent, in the manner provided in Section 5.4, Marketable Securities in an amount at least equal to the Maximum Deliverable Number of such securities, or, at Pledgor's election, U.S. Government Securities having an aggregate Market Value at least equal to 150% of such Maximum Deliverable Number of Marketable Securities, in each case to be held as additional Collateral hereunder.

              (e) Pledge of Contract Consideration. Notwithstanding Pledgor's right to substitute Collateral pursuant to Section 5.2, Pledgor shall cause the

        Collateral to include, on the Exchange Date, (i) unless a Reorganization Event shall have occurred, a number of shares of Class A Common Stock at least equal to the number of shares of Class A Common Stock (and, if a Spin-Off Distribution has occurred, the number of shares of Marketable Securities distributed in such Spin-Off Distribution) required to be delivered under the Contract on the Exchange Date, and (ii) if a Reorganization Event has occurred, any Marketable Securities or other property required to be delivered under the Contract on the Exchange Date.

              (f) Further Assurances. Pledgor shall, at its expense and in such manner and form as Purchaser or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights and the rights of Purchaser hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent may reasonably deem necessary or appropriate to further perfect, or maintain the perfection of, the security interests granted hereby.

                                    ARTICLE V

                      ADMINISTRATION OF THE COLLATERAL AND
                           VALUATION OF THE SECURITIES

        Section 5.1. Valuation of Collateral. The Collateral Agent shall determine as of 4:00 p.m., New York City time, on each Business Day whether the Pledge Value is at least equal to the Pledge Value Requirement and whether an Insufficiency Determination or Collateral Event of Default shall have occurred and, from and after any Reorganization Event, Spin-Off Distribution or substitution of U.S. Government Securities for pledged shares of Class A Common Stock or Marketable Securities pursuant to Section 5.2, shall determine the Pledge Value and the Pledge Value Requirement on each Business Day and shall provide written notice of the Pledge Value and the Pledge Value Requirement, in the form of Exhibit A, to Pledgor.

        Section 5.2. Substitution of Collateral. Pledgor may substitute Collateral in accordance with the following provisions:

              (a) Unless an Event of Default or a failure by Pledgor to meet any of its obligations under Article IV or V has occurred and is continuing, Pledgor shall have the right at any time and from time to time to deposit Eligible Collateral with the Collateral Agent in substitution for Pledged Items previously deposited hereunder ("Prior Collateral") and to obtain the release of such Prior Collateral from the Lien created by this Agreement.

              (b) If Pledgor wishes to deposit Eligible Collateral with the Collateral Agent in substitution for Prior Collateral, it shall (i) give written notice from an Authorized Representative to the Collateral Agent identifying the Prior Collateral to be released from the Lien created by this Agreement, (ii) deliver to the Collateral Agent concurrently with such Eligible Collateral a certificate of Pledgor substantially in the form of Exhibit B and dated the date of such delivery, (A) identifying the items of Eligible Collateral being substituted for the Prior Collateral and the Prior Collateral that is to be transferred to Pledgor and (B) certifying that with respect to such items of additional Pledged Collateral the representations and warranties contained in Exhibit B are true and correct on and as of the date of such certificate, and (iii) deliver to the Collateral Agent concurrently with such Eligible Collateral an opinion, dated the date of such delivery, of counsel addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 3(b) of Exhibit B. Pledgor hereby covenants and agrees to take all actions required under Section
        5.4 and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent in substitution for Prior Collateral.

              (c) No such substitution shall be made unless and until the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal the Pledge Value Requirement.

        Section 5.3. Additional Collateral. Pledgor may pledge additional Collateral hereunder at any time and shall pledge additional collateral when required under this Agreement. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver (i) a certificate of Pledgor substantially in the form of Exhibit C, signed by an Authorized Representative, and dated the date of such delivery, (A) identifying the items of additional Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Pledged Collateral the representations and warranties contained in Exhibit C are true and correct on and as of the date of such certificate, and (ii) an opinion, dated the date of such delivery, of counsel addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit C. Pledgor hereby covenants and agrees to take all actions required under

Section 5.4 and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such additional Eligible Collateral.

        Section 5.4. Delivery of Collateral. Pledgor shall deliver the Collateral to the Collateral Agent in accordance with the following provisions:

              (a) Pledged Class A Common Stock. In the case of Collateral consisting of shares of Class A Common Stock, by either (1) delivery to the Collateral Agent of one or more certificates representing such shares of Class A Common Stock, registered in the name of the Collateral Agent or its nominee or duly endorsed in blank or accompanied by undated stock powers duly endorsed in blank, or (2) if such shares of Class A Common Stock are not held in certificated form but is held in book-entry form by The Depository Trust Company or any other comparable depositary, transfer of such shares of Class A Common Stock to an account of the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent with The Depository Trust Company or such other depositary, as applicable;

              (b) Pledged U.S. Government Securities. In the case of Collateral consisting of U.S. Government Securities, by transfer of such U.S. Government Securities through the Book Entry System of the Federal Reserve System to the account of the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent; and

              (c) Pledged Marketable Securities. In the case of Collateral consisting of Marketable Securities, by either (1) delivery of certificates evidencing such Marketable Securities, registered in the name of the Collateral Agent or its nominee or duly endorsed in blank or accompanied by stock powers duly executed in blank, or (2) if such Marketable Securities are not held in certificated form but are held in book-entry form by The Depository Trust Company or any other comparable depositary, by transfer to an account of the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent or to an account (other than an account of Pledgor) designated by the Collateral Agent with The Depository Trust Company or such other depositary, as applicable. Each such delivery of Marketable Securities shall be accompanied by an opinion of counsel satisfactory to the Collateral Agent that the Collateral Agent has obtained a valid, first priority perfected security interest in, and a first lien upon, such Marketable Securities.

Upon delivery of any Pledged Item under this Agreement, the Collateral Agent shall examine such Pledged Item and any opinions and certificates delivered pursuant to Sections 5.2 or 5.3, this Section 5.4 or otherwise pursuant to the terms of this Agreement in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. Pledgor hereby designates the Collateral Agent as the Person in whose name any Collateral held in book-entry form in the Federal Reserve System shall be registered.

        Section 5.5. Insufficiency Determination.

        (a) If as of 4:00 p.m., New York City time, on any Business Day the Collateral Agent determines that the aggregate Pledge Value of the Collateral is less than the Pledge Value Requirement (any such determination, an "Insufficiency Determination"), the Collateral Agent shall promptly notify Pledgor of such determination by telephone call to an Authorized Representative of Pledgor followed by a written confirmation of such call.

        (b) If, by 4:00 p.m., New York City time on the next Business Day following the day on which telephonic notice shall have been given pursuant to the preceding paragraph 5.5(a), Pledgor shall have failed to deliver, in the manner set forth in Sections 5.3 and 5.4, sufficient additional Eligible Collateral so that, after giving effect to such delivery, the aggregate Pledge Value of the Collateral, as of such next business day, is at least equal to the Pledge Value Requirement, then (x) the Collateral Requirement with respect to any U.S. Government Securities pledged hereunder (other than in respect of Cash Delivery Obligations) shall be increased from 150% to 200%, and (y) unless a Collateral Event of Default shall have occurred and be continuing, the Collateral Agent shall:

              (i) commence sales, in the manner described in Section 5.5(c), of such portion of the Collateral consisting of U.S. Government Securities as may be required to be sold in order to generate proceeds sufficient to purchase shares of Class A Common Stock or, after a Reorganization Event or Spin-Off Distribution, Marketable Securities of the applicable type as described in the following clause (ii); and

              (ii) commence purchases, in the manner described in Section 5.5(c), of shares of Class A Common Stock or, after a Reorganization Event or Spin-Off Distribution, Marketable Securities of the applicable type, in an amount sufficient to cause the aggregate Pledge Value of the Collateral to be at least equal to the Pledge Value Requirement.

Notwithstanding the foregoing, the Collateral Agent shall discontinue sales and purchases pursuant to the preceding clauses (i) and (ii), respectively, if at any time a Collateral Event of Default shall have occurred and be continuing. The Collateral Agent shall determine the Market Value and the Pledge Value of the Collateral after each purchase of shares of Class A Common Stock or Marketable Securities pursuant to the preceding clause (ii) in order to determine whether the Pledge Value Requirement is met and whether a Collateral Event of Default has occurred. Solely for purposes of such calculation, the Market Value of the shares of Class A Common Stock or Marketable Securities shall be: (A) the most recent sales price as reported in the composite transactions for the principal securities exchange on which the shares of Class A Common Stock or Marketable Securities, as the case may be, are then listed or, if such securities are not so listed, the last quoted ask price for such securities in the over-the-counter market as reported by the NASDAQ National Market or, if not so reported, by the National Quotation Bureau or a similar organization; or (B) if higher, in the case of Class A Common Stock, the most recent available Closing Price.

        (c) Collateral sold and shares of Class A Common Stock or Marketable Securities purchased by the Collateral Agent pursuant to the preceding Sections 5.5(a) and (b) may be sold and purchased on any securities exchange or in any over-the-counter market or in any private purchase transaction, and at such price or prices, in each case as the Collateral Agent may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sales and purchases may be made in compliance with law.

        Section 5.6. Release of Excess Collateral. If on any Business Day the Collateral Agent determines that the aggregate Pledge Value of Pledgor's Eligible Collateral exceeds the Pledge Value Requirement and no Event of Default or failure by Pledgor to meet any of its obligations under Articles IV or V has occurred and is continuing, Pledgor may obtain the release from the Lien created by this Agreement of any Collateral having an aggregate Pledge Value on such Business Day less than or equal to such excess, upon delivery to the Collateral Agent of a written notice from an Authorized Representative of Pledgor indicating the items of Collateral to be released. Such Collateral shall be released only after the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral remaining after such release as determined on such Business Day is at least equal to the Pledge Value Requirement.

        Section 5.7. Delivery of Contract Consideration. On the Exchange Date, unless (i) a Reorganization Event shall have occurred prior to the Exchange Date or (ii) if permitted under the Contract, Seller shall have elected the Cash Settlement Alternative pursuant to Section 2.3(d) of the Contract and made the cash payment required by that Section, the Collateral Agent shall deliver to Purchaser from the shares of Class A Common Stock and, if a Spin-Off Distribution has occurred, Marketable Securities then held by it hereunder representing the number of shares of Class A Common Stock and Marketable Securities that were distributed in such Spin-Off Distribution then required to be delivered by Pledgor under the Contract. If a Reorganization Event shall have occurred prior to the Exchange Date, then, (A) if so instructed by Pledgor by the close of business on the Business Day preceding the Exchange Date, the Collateral Agent shall deliver to Purchaser, to the extent Marketable Securities are to be delivered on such date under Section 6.2 of the Contract, the Marketable Securities then held by the Collateral Agent hereunder; and (B) if such Reorganization Event is a Cash Merger, the Collateral Agent shall deliver to Purchaser all cash or other assets then held by the Collateral Agent and required to be delivered under the Contract at the time when such delivery is required to be made under the Contract. Upon such delivery, Purchaser shall hold such shares of Class A Common Stock or Marketable Securities, cash or other property, as the case may be, absolutely and free from any claim or right whatsoever.

        Section 5.8. Investment of Cash Collateral. The Collateral Agent shall invest any cash received by it pursuant to Section 6.2 of the Contract in U.S. Government Securities maturing before November ___, 2003.

                                   ARTICLE VI

                     INCOME AND VOTING RIGHTS ON COLLATERAL

        Section 6.1. Income on Collateral. Unless an Event of Default or failure by Pledgor to meet any of its obligations under Article IV or V has occurred and is continuing, Pledgor shall be entitled to receive for its own account all dividends, interest and, if any, principal and premium relating to all of the Collateral, unless the payment of such amounts to Pledgor would reduce the aggregate Pledge Value of the Collateral below the Pledge Value Requirement. The Collateral Agent agrees to remit to Pledgor on the Business Day received or the first Business Day thereafter all such payments received by it. If an Event of Default or failure by Pledgor to meet any of its obligations under Article IV or V has occurred and is continuing, all such payments made or accrued after and during the continuance of such default or failure shall be retained by the Collateral Agent, and any such payments which are received by Pledgor shall be received in trust for the benefit of Purchaser, shall be segregated from other funds of Pledgor and shall forthwith be paid over to the Collateral Agent. Any such payments so retained by, or paid over to, the Collateral Agent shall be held by the Collateral Agent as Collateral hereunder.

        Section 6.2. Voting of Collateral. Unless an Event of Default has occurred and is continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall, upon receiving a written request from Pledgor, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

        If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner of the Collateral.

                                   ARTICLE VII

                         REMEDIES UPON EVENTS OF DEFAULT

        Section 7.1. Rights of Secured Party. If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of Purchaser all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as provided in this Agreement or as may be required by mandatory provisions of law, shall: (i) deliver all Collateral consisting of shares of Class A Common Stock or Marketable Securities (but not, in either case, in excess of the number of shares deliverable under the Contract at such time) to Purchaser on the date of such Event of Default (in either case, the "Delivery Date"), whereupon Purchaser shall hold such shares of Class A Common Stock or Marketable Securities absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor which may be waived, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Contract, sell all of the remaining Collateral, or such lesser portion of the remaining Collateral as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Contract, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sales may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer the Collateral so sold to the purchaser of such Collateral. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor which may be waived, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion of such Collateral so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser of such Collateral, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale conferred upon it in this Agreement, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion of such Collateral, under a judgment or decree of a court or courts of competent jurisdiction.

        Section 7.2. Power of Attorney. Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms all that its attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Agreement. If so requested by the Collateral Agent, by the Trustees or by any purchaser of the Collateral or a portion of the Collateral, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to the Trustees or to such purchaser or purchasers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

        Section 7.3. Application of Collateral and Proceeds. In the case of an Event of Default, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Article VII. The proceeds of any sale of, or other realization upon, or other receipt from, any such Collateral shall be applied by the Collateral Agent in the following order of priorities:

              first, to the payment to Purchaser of an amount equal to: (A) the aggregate Market Value of a number of shares of Class A Common Stock and, if a Spin-Off Distribution has occurred, Marketable Securities distributed in such Spin-Off Distribution equal to (1) the number of shares of Class A Common Stock or shares of Marketable Securities, as the case may be, required to be delivered under the Contract on the Delivery Date minus (2) the number of shares of Class A Common Stock or shares of Marketable Securities, as the case may be, delivered by the Collateral Agent to Purchaser on the Delivery Date as described above; or (B) from and after a Reorganization Event, the sum of (1) the Cash Delivery Obligations on the Delivery Date and (2) the aggregate Market Value on the Delivery Date of a number of shares of Marketable Securities distributed in such Reorganization Event equal to (x) the number of such shares of Marketable Securities permitted to be delivered on the Delivery Date under Section 6.2 of the Contract minus (y) the number of such shares of Marketable Securities delivered by the Collateral Agent to Purchaser on the Delivery Date as described above; together with, in either of cases (A) and (B), any amounts due to Purchaser from Pledgor pursuant to Section 2.4(k)(ii) of the Trust Agreement;

              second, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Pledged Item; and

              finally, if all of the obligations of Pledgor hereunder and under the Contract have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of Pledgor for the discharge of such obligations, any remaining proceeds shall be released to Pledgor.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

        Section 8.1. Conditions to Duties of the Collateral Agent. The Collateral Agent accepts its duties and responsibilities hereunder as agent for Purchaser, on and subject to the following terms and conditions:

              (a) Performance of Duties. The Collateral Agent undertakes to perform such duties and only such duties as are expressly set forth in this Agreement and, beyond the exercise of reasonable care in the performance of such duties, no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act, bad faith, wilful misconduct or reckless disregard of its duties. In performing its duties, the following shall apply:

                        (i) The Collateral Agent may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

                        (ii) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or (ii) in accordance with any direction or request of the Trustees.

                        (iii) The Collateral Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

                        (iv) In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                        (v) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                        (vi) The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. In furtherance of the preceding sentence, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

                        (vii) In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereon.

                        (viii) Unless and until the Collateral Agent shall have received notice from Pledgor, Purchaser or any other Person, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in Article V with respect to such Collateral at the time of delivery of such Collateral.

        The Collateral Agent shall not be responsible for the correctness of the recitals and statements in this Agreement that are made by Pledgor or for any statement or certificate delivered by Pledgor pursuant to this Agreement, provided that the Collateral Agent has carried out the duties specified in Article V with respect to such Collateral at the time of delivery of such Collateral. Except as specifically provided in this Agreement, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Contract or the Lien on the Collateral purported to be created hereby.

              (b) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge of such Event of Default or the Collateral Agent shall have received written notice, delivered in accordance with
        Section 9.3, of such Event of Default.

        Section 8.2. Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

        Section 8.3. Resignation. Subject to Section 8.5, the Collateral Agent and any successor Collateral Agent may at any time resign by giving 30 days' written notice by registered or certified mail to Pledgor and notice to Purchaser in accordance with the provisions of Section 9.3.

        Section 8.4.  Removal.

        (a) Subject to Section 8.5, the Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to Pledgor and signed by Purchaser.

        (b) Subject to Section 8.5, the Collateral Agent shall be removed immediately upon (i) termination of the Trust Agreement, (ii) termination of the Administration Agreement (as defined in the Trust Agreement), (iii) termination of the Paying Agent Agreement (as defined in the Trust Agreement), (iv) termination of the Custodian Agreement (as defined in the Trust Agreement), or
(v) the resignation or removal of the Administrator, the Paying Agent or the Custodian (in each case as defined in the Trust Agreement).

        Section 8.5. Effectiveness of Resignation or Removal. No resignation or removal of the Collateral Agent shall be effective until a successor Collateral Agent shall have been appointed and shall have accepted the duties of the Collateral Agent. If, within 30 days after notice by the Collateral Agent to the Trust or by the Trust to the Collateral Agent of any such resignation or removal, no successor Collateral Agent shall have been selected and accepted the duties of the Collateral Agent, the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a successor Collateral Agent.

        Section 8.6.  Appointment of Successor.

        (a) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by Purchaser by an instrument or concurrent instruments in writing signed by Purchaser or by its attorneys in fact duly authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to Pledgor.

        (b) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions of this Agreement shall be a trust company or bank in good standing, having a reported capital, surplus and retained earnings of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

        Section 8.7. Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to Pledgor and Purchaser an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by Pledgor.

        Section 8.8. Compensation. For services to be rendered by the Collateral Agent pursuant to this Agreement, the Administrator shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Indemnity Agreement and shall have no recourse to the assets of Purchaser for the payment of any such amounts.

        Section 8.9. Indemnification. The Trust shall indemnify and hold the Collateral Agent harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Collateral Agent by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Collateral Agent shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Such indemnity shall survive the resignation, removal or discharge of the Collateral Agent and the termination of this Agreement.



                                   ARTICLE IX

                                  MISCELLANEOUS

        Section 9.1. Termination. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Contract, and Pledgor shall have no further liability hereunder upon such termination. Any Collateral remaining at the time of such termination (including any shares of Class A Common Stock held following Seller's election of the Cash Settlement Alternative and payment in respect of the Cash Settlement Alternative pursuant to the Contract), shall be fully released and discharged from the Lien created by this Agreement and delivered to Pledgor by the Collateral Agent, all at the expense of Pledgor.

        Section 9.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

        Section 9.3. Notices.

        (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 9.3 to each other party to this Agreement. Until such notice is given, (i) notices to Pledgor shall be directed to it at 51 Madison Avenue, New York, New York 10010, Telecopier No. __________; (ii) notices to the Collateral Agent shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention: Pledged Asset Control Services; and (iii) notices to Purchaser shall be directed to it in care of the Administrator for Purchaser, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention: Collateral Management Services.

        (b)   Each notice given pursuant to Section 9.3(a) shall be effective
(i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this
Section 9.3.

        Section 9.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided that as to Collateral located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Purchaser shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction.

        To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

        Section 9.5. Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

        Section 9.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor, the Collateral Agent and Purchaser or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 9.7. Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

        Section 9.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Pledgor, the Collateral Agent and Purchaser and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of Pledgor, the Collateral Agent and Purchaser shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Purchaser and its successors and assigns.

        Section 9.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Collateral Agreement to be duly executed and delivered as of the first date set forth above.

                                    PLEDGOR:

                                    NYLIFE LLC


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    THE COLLATERAL AGENT:

                                    THE CHASE MANHATTAN BANK,
                                    as Collateral Agent


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    PURCHASER:

                                    EXPRESS SCRIPTS AUTOMATIC
                                    EXCHANGE SECURITY TRUST


                                    By:
                                       ------------------------------
                                       Donald J. Puglisi,
                                       as Trustee


                                    By:
                                       ------------------------------
                                       William R. Latham, III,
                                       as Trustee


                                    By:
                                       ------------------------------
                                       James B. O'Neill,
                                       as Trustee

                                                                 Exhibit A
                                                                    to
                                                           Collateral Agreement



                             NOTICE OF PLEDGE VALUE


To:           __________ NYLIFE LLC

              Telecopier No. __________

        THE CHASE MANHATTAN BANK, as Collateral Agent (the "Collateral Agent") under the Collateral Agreement, dated as of November ___, 2000 (the "Collateral Agreement"), among you, as Pledgor, the Collateral Agent and Express Scripts Automatic Exchange Security Trust, hereby notifies you, pursuant to Section 5.1 of the Collateral Agreement, that as of 4:00 p.m. New York City time on _________ __, _____:

        1. The Pledge Value was $__________; and

        2. The Pledge Value Requirement was $____________.

        Capitalized terms not otherwise defined in this Notice have the respective meanings specified in the Collateral Agreement.

                             THE CHASE MANHATTAN BANK,
                             as Collateral Agent


                             By:
                                ----------------------------------
                                Name:
                                Title:

                                                                  Exhibit B
                                                                     to
                                                            Collateral Agreement

                     CERTIFICATE FOR SUBSTITUTED COLLATERAL

        The undersigned, NYLIFE LLC (the "Pledgor"), hereby certifies, pursuant to Section 5.2(b) of the Collateral Agreement, dated as of November __, 2000 (the "Collateral Agreement"), among Pledgor, The Chase Manhattan Bank, as Collateral Agent, and Express Scripts Automatic Exchange Security Trust, that:

        1. Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the "Substituted Collateral"):

        [INSERT DESCRIPTION OF SUBSTITUTE COLLATERAL]

        2. Pledgor requests that the Collateral Agent transfer to Pledgor the following Prior Collateral, pursuant to Section 5.2 of the Collateral Agreement:
[INSERT DESCRIPTION OF PRIOR COLLATERAL]

        3. Pledgor hereby represents and warrants to the Collateral Agent and Purchaser that:

              (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the pledge or assignment of, or transfer by Pledgor of, any items of Substituted Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

              (b) Title to Collateral; Perfected Security Interest. Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions and has good, right and lawful authority to assign, transfer and pledge such Substitute Collateral under the Collateral Agreement. Upon delivery of the Substituted Collateral to the Collateral Agent under the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other Lien. None of such Substituted Collateral is or shall be pledged by Pledgor as collateral for any other purpose.

        This Certificate may be relied upon by Purchaser as fully and to the same extent as if this Certificate had been specifically addressed to Purchaser. Capitalized terms not otherwise defined Certificate have the respective meanings specified in the Collateral Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, ____.

                                    NYLIFE LLC


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:

                                                                  Exhibit C
                                                                     to
                                                            Collateral Agreement

                      CERTIFICATE FOR ADDITIONAL COLLATERAL

        The undersigned, NYLIFE LLC (the "Pledgor"), hereby certifies, pursuant to Section 5.3 of the Collateral Agreement, dated as of November __, 2000 (the "Collateral Agreement"), among Pledgor, The Chase Manhattan Bank, as Collateral Agent, and Express Scripts Automatic Exchange Security Trust, that:

        1. Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

        [INSERT DESCRIPTION OF ADDITIONAL COLLATERAL]

        2. Pledgor hereby represents and warrants to the Collateral Agent and Purchaser that:

              (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the pledge or assignment of, or transfer by Pledgor of, any items of Additional Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

              (b) Title to Collateral; Perfected Security Interest. Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions and has good, right and lawful authority to assign, transfer and pledge such Additional Collateral under the Collateral Agreement. Upon delivery of the Additional Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by Pledgor as collateral for any other purpose.

        This Certificate may be relied upon by Purchaser as fully and to the same extent as if this Certificate had been specifically addressed to Purchaser.

        Capitalized terms not otherwise defined Certificate have the respective meanings specified in the Collateral Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, ____.

                             NYLIFE LLC


                             By:
                                 -----------------------------------
                                 Name:
                                 Title: